     As filed with the Securities and Exchange Commission on April 4, 2003

                                                      Registration No. 333-70760
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact Name of Registrant as Specified in Its Charter)

             THE NETHERLANDS                    NOT APPLICABLE
     (State or Other Jurisdiction of           (I.R.S. Employer
      Incorporation or Organization)          Identification No.)

                                POLARISAVENUE 31
                                2132 JH HOOFDDORP
                                 THE NETHERLANDS
                                  31-23-5685660
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                ----------------

                              ROBERT H. WOLFE, ESQ.
                                    SECRETARY
                          CHICAGO BRIDGE & IRON COMPANY
                            10200 GROGAN'S MILL ROAD
                                    SUITE 300
                           THE WOODLANDS, TEXAS 77380
                                 (281) 774-2200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                               JAMES M. REUM, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                             CHICAGO, ILLINOIS 60601

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    No longer applicable because shares are being removed from registration.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.


                          DEREGISTRATION OF SECURITIES

Chicago Bridge & Iron Company N.V., a Netherlands company ("CB&I"), filed a Registration Statement on Form S-3 (Registration No. 333-70760) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") on October 2, 2001, registering 1,307,356 shares of CB&I's common stock (or 2,614,712 shares taking into account the 2-for-1 stock split effective in February 2003) to be offered from time to time by the selling shareholders named therein (the "Offering"). CB&I subsequently filed a Pre-Effective Amendment
No. 1 on November 1, 2001 pertaining to the same Offering and constituting part of the Registration Statement. The SEC declared the Registration Statement effective on November 9, 2001.

The Offering contemplated by the Registration Statement has terminated by virtue of the expiration of CB&I's contractual obligation to the remaining selling shareholders to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, CB&I is filing this post-effective amendment to remove from registration all of the shares that were registered in the Offering but remain unsold as of the date hereof. As of the date hereof, there are 675,400 shares of common stock (taking into account the 2-for-1 stock split effective in February 2003) that remain unsold under the Registration Statement.

Accordingly, CB&I files this post-effective amendment to deregister the 675,400 shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on April 4, 2003.


                                    CHICAGO BRIDGE & IRON COMPANY N.V.

                                       By: Chicago Bridge & Iron Company B.V.,
                                           its sole Managing Director


                                    By: /s/ Gerald M. Glenn
                                        --------------------------------------
                                        Managing Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                              Title                             Date
               ---------                              -----                             ----

                 *                      Managing Director of Registrant             April 4, 2003
-----------------------------------
Chicago Bridge & Iron Company, B.V.


     /s/ Richard E. Goodrich            Executive Vice President and Chief          April 4, 2003
-----------------------------------     Financial Officer of CBIC
Richard E. Goodrich                     (Principal Financial Officer)
                                        Managing Director of CB&I B.V.


                 *                      Controller of CBIC                          April 4, 2003
-----------------------------------     (Principal Accounting Officer)
Tom C. Rhodes

                 *                      Supervisory Director; Chairman,             April 4, 2003
-----------------------------------     President and Chief Executive Officer
Gerald M. Glenn                         and Director of CBIC
                                        (Principal Executive Officer)
                                        Managing Director of CB&I B.V.


                 *                      Supervisory Director                        April 4, 2003
-----------------------------------
Jerry H. Ballengee

                 *                      Supervisory Director                        April 4, 2003
-----------------------------------
Ben A. Guill



                 *                      Supervisory Director                        April 4, 2003
-----------------------------------
Vincent L. Kontny



                 *                      Supervisory Director                        April 4, 2003
-----------------------------------
Gary L. Neale



                 *                      Supervisory Director                        April 4, 2003
-----------------------------------
L. Donald Simpson



                 *                      Supervisory Director                        April 4, 2003
-----------------------------------
Marsha C. Williams



* By /s/ Gerald M. Glenn
     ------------------------------
         Attorney-in-Fact